Exhibit 10-r-5
October 11, 2007
Conexant USA, LLC
4000 MacArthur Boulevard
Newport Beach, CA 92660
Attn: Kerry Petry,
     Vice President and Treasurer

Re:	Credit and Security Agreement (the “Credit Agreement”) dated as of November 29, 2005, by and between Conexant USA, LLC (“Purchaser”), and Wachovia Bank, National Association, as “Lender” (capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement)
Dear Mr. Petry:
Thank you for the recent communication regarding the extension of the Credit Agreement. Wachovia Bank, National Association (“Wachovia”), subject to the satisfaction of the terms and conditions set out in this letter, agrees to amend the Credit Agreement’s definition of “Scheduled Purchase Termination Date” so that the term, as amended, will read in its entirety as follows:
“Scheduled Purchase Termination Date” means November 28, 2008.
As you can see from the Credit Agreement and the other Program Documents, the amendment of this definition will also cause a corresponding extension for each of the other Program Documents.
In consideration of the amendment provided above, Conexant USA, LLC, hereby agrees to pay to Lender a renewal fee in an amount equal to $300,000 on or before October 26, 2007, which fee shall be deemed fully earned upon the effectiveness of the aforementioned amendment and, once paid, shall be non-refundable.
The amendment provided in this letter shall be effective as of November 28, 2007, upon the satisfaction of all of the following conditions precedent (as determined by Wachovia in its reasonable discretion):
(a)	Each of Purchaser and Seller shall have executed and delivered this letter; and

(b)	Wachovia shall be satisfied that the Policy remains in effect and comports with the terms and conditions of the Program Documents.

By executing and delivering this letter to Wachovia, the Purchaser, Seller, and Servicer represent and warrant that the representations and warranties made by each of them in the Program Documents are true and correct in all material respects as of the date of their signature below (other than representations and warranties which relate only to a specific date) and that, as of such date, there exists no Default, Event of Default, or Servicing Agreement Event of Default.
If you agree to the amendments set forth above, please (i) indicate your agreement by signing in the space provided below, (ii) fax a signed copy of this letter to me at facsimile number: 804-868-1477, and (iii) send me one signed original of this letter via overnight delivery.
Very truly yours,
WACHOVIA BANK,
NATIONAL ASSOCIATION
/s/ Brian J. Fulk
Brian J. Fulk,
Director

AGREEMENT:

CONEXANT USA, LLC, as Purchaser		CONEXANT SYSTEMS, INC., as Seller
and as Servicer

By:	/s/ Kerry K. Petry	By:	/s/ Kerry K. Petry
Title:	VP and Treasurer	Title:	VP and Treasurer
Date:	10/05/07	Date:	10/05/07